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                                                              EXHIBIT 23







                         INDEPENDENT AUDITORS' CONSENT



The Administrative Committee
AFLAC Incorporated 401(k) Plan:



We consent to incorporation by reference in Registration Statement
No. 33-41552 on Form S-8 of AFLAC Incorporated of our report dated
June 24, 1998, relating to the statements of net assets available for plan benefits of the AFLAC Incorporated 401(k) Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended, and all related schedules, which report appears in the December 31, 1997 annual report on Form 11-K of AFLAC Incorporated.





                                          KPMG PEAT MARWICK LLP





Atlanta, Georgia
June 25, 1998




















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